Exhibit 4.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. LENDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

CROWN BRIDGE PARTNERS, LLC

COLLATERALIZED SECURED PROMISSORY NOTE

BACK END NOTE

$50,000.00	June 9, 2017

1.	Principal and Interest

FOR VALUE RECEIVED, Crown Bridge Partners, LLC, a New York limited liability company (the "Company") hereby absolutely and unconditionally promises to pay to Gopher Protocol, Inc., a Florida corporation (the “Lender"), or order, the principal amount of $50,000.00 (consisting of $45,000.00 in cash and $5,000.00 in an original issuance discount) (the “Note”) no later than May 8, 2018, as provided herein. This full recourse Note shall bear simple interest at the rate of 8%.

2.	Repayments and Prepayments; Security.

a.           All principal under this Note shall be due and payable no later than May 8, 2018, unless the Lender does not meet the “current information requirements” required under Rule 144 of the Securities Act of 1933, as amended, at any time while this Note is outstanding, or other requirements as provided herein or in the Second Note (as defined below), in which case the Company may declare the Second Note issued by the Lender on the same date herewith to be in default (as provided therein) and cross cancel its payment obligations under this Note as well as the Lender’s payment obligations under the Second Note.

b.           The Company may pay this Note at any time. This Note shall not be assigned by the Lender, except by operation of law.

c.           This Note shall initially be secured by the pledge of the $50,000.00 convertible promissory note issued to the Company by the Lender on even date herewith, consisting of $50,000.00 of principal (the “Lender Note”). The Company may, in its sole discretion, exchange this collateral for other collateral with an appraised value of at least the principal balance of this Note as of the date of any such designation, by providing 3 days prior written notice to the Lender on the substitution of collateral form attached hereto as Exhibit A. The Company may not effectuate any conversions under the $50,000.00 convertible promissory back end note (the “Second Note”) issued to the Company by the Lender on even date herewith until the Company has made full cash payment for the Second Note.

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d.           Notwithstanding anything to the contrary herein or in any of the other transaction documents, in the event (i) of the occurrence of any event of default under the Lender Note, Second Note, or any other note issued by the Lender in connection with the securities purchase agreement dated June 9, 2017, (ii) the Lender Note or Second Note is accelerated for any reason, or (iii) of a breach of any material term, condition, representation, warranty, covenant or obligation of the Lender under any of the transaction documents, the Company shall be entitled to deduct and offset any amount owing by the Lender under the Second Note from any amount owed by the Company under this Note.

3.	Events of Default; Acceleration.

a.           The principal amount of this Note is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”): the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable. The Company may offset amounts due to the Lender under this Note by similar amounts that may be due to the Company by the Lender resulting from breaches under the Second Note.

b.           No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise. The Company accepts and agrees that this Note is a full recourse note and that the Lender may exercise any and all remedies available to it under law.

4.	Notices.

a.           All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to a Lender, at such Lender’s address as the Lender shall have furnished the Company in writing and (ii) if to the Company at such address as the Company shall have furnished the Lender(s) in writing.

b.           Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by electronic communication with confirmation, upon the delivery of electronic communication.

5.	Miscellaneous.

a.           Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Company and Lender.

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b.           No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

c.           If Lender retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys' fees, if the Lender is successful against the Company in such suit or proceeding.

d.           This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of New York (without reference to conflict of laws).

e.           This Note shall be binding upon the Company's successors, and shall inure to the benefit of the Lender's successors.

[signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

CROWN BRIDGE PARTNERS, LLC

By:
Name:
Title:

APPROVED:

GOPHER PROTOCOL, INC.

By:
Name:	Michael Murray
Title:	Chief Executive Officer

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EXHIBIT A

SUBSTITUTION OF COLLATERAL

The Undersigned holder hereby exercises the right to substitute the existing collateral of _____________________, which is currently securing the collateralized secured promissory back end note in the principal amount of $50,000.00, issued by Crown Bridge Partners, LLC to Gopher Protocol, Inc. on June 9, 2017, for the following collateral: _____________________.

Date:

(Print Name of Registered Holder)

By:
Name:
Title:

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